Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES THIRD QUARTER 2015 RESULTS

- Reports Core FFO of $0.27 Per Fully Diluted Share -

New York, New York, October 28, 2015 - Empire State Realty Trust, Inc. (NYSE: ESRT) (the “Company”), a real estate investment trust with office and retail properties in Manhattan and the greater New York metropolitan area, today reported its operational and financial results for the third quarter of 2015.

“Our strong third quarter results represent continued progress towards the objectives we set forth during our initial public offering. Third quarter leasing was highlighted by a 126,000 square foot expansion with LinkedIn, and our year-to-date total volume of leases signed now exceeds one million square feet, representing 73% growth year over year. In addition, in the face of adverse New York City tourist trends and the opening of One World Trade Center’s new attraction, our Observatory revenues are steady. We enhanced our balance sheet with our new $265 million seven year senior unsecured bank loan facility. Finally, we entered into a contingent contract for an off-market property from which we ultimately received a break-up fee when the seller achieved a higher price and we declined to match. We are happy that our off-market efforts produced a result, but adhere to our view of value and reflect $2.3 million in non-recurring income in our results,” stated John B. Kessler, Empire State Realty Trust’s President and Chief Operating Officer. “We believe we will continue to create value in our Manhattan office and retail portfolio as our redevelopment program delivers embedded, derisked growth through market-leading rent spreads.”

Third Quarter Highlights

•	Achieved Core Funds From Operations (“Core FFO”) of $0.27 per fully diluted share and net income attributable to the Company of $0.10 per fully diluted share.

•	Total portfolio was 87.4% occupied; including signed leases not commenced (“SLNC”), the total portfolio was 90.0% leased at September 30, 2015.

•	Manhattan office portfolio (excluding the retail component of these properties) was 85.4% occupied; including SLNC, the Manhattan office portfolio was 88.4% leased at September 30, 2015.

•	Retail portfolio was 92.7% occupied; including SLNC, the retail portfolio was 94.6% leased at September 30, 2015.

•	Empire State Building was 83.7% occupied; including SLNC, the Empire State Building was 91.2% leased at September 30, 2015.

•	Executed 67 leases, representing 338,477 rentable square feet across the total portfolio, achieving a 34.5% increase in mark-to-market rent over previous fully escalated rents on new, renewal, and expansion leases.

•	Signed 23 new leases representing 232,198 rentable square feet in the third quarter 2015 for the Manhattan office portfolio (excluding the retail component of these properties), achieving an increase of 41.0% in mark-to-market rent over previous fully escalated rents.

•	The Empire State Building Observatory revenue for the third quarter 2015 was $35.7 million, same as the third quarter 2014.

•	Netted a $2.3 million break-up fee on a contingent contract we entered into on an off-market transaction to acquire a property.

•	Closed on a new seven year $265.0 million senior unsecured term loan facility.

•	Declared a dividend in the amount of $0.085 per share for the third quarter 2015, which was paid on September 30, 2015.

Financial Results for the Third Quarter 2015

Core FFO was $70.6 million, or $0.27 per fully diluted share, compared to $65.1 million, or $0.25 per fully diluted share in the third quarter of 2014.

Modified FFO was $72.9 million, or $0.27 per fully diluted share, compared to $62.0 million, or $0.24 per fully diluted share in the third quarter of 2014.

FFO was $70.9 million, or $0.27 per fully diluted share, compared to $60.3 million or $0.23 per fully diluted share in the third quarter of 2014.

Net income attributable to common stockholders was $11.2 million, or $0.10 per fully diluted share, compared to $8.3 million, or $0.09 per fully diluted share, in the third quarter of 2014.

Financial Results for the Nine Months Ended September 30, 2015

Core FFO was $191.5 million, or $0.72 per fully diluted share, compared to $162.2 million, or $0.65 per fully diluted share in the nine months ended September 30, 2014.

Modified FFO was $191.6 million, or $0.72 per fully diluted share, compared to $158.0 million, or $0.63 per fully diluted share in the nine months ended September 30, 2014.

FFO was $185.7 million, or $0.70 per fully diluted share, compared to $155.4 million or $0.62 per fully diluted share in the nine months ended September 30, 2014.

Net income attributable to common stockholders was $25.5 million, or $0.22 per fully diluted share, compared to $22.5 million, or $0.23 per fully diluted share, in the nine months ended September 30, 2014.

Portfolio Operations

As of September 30, 2015, the Company’s total portfolio contained 10.1 million rentable square feet of office and retail space and was 87.4% occupied. Including SLNC, the Company’s portfolio was 90.0% leased at September 30, 2015.

The Company’s same store portfolio, defined as the total portfolio excluding 112 West 34th Street and 1400 Broadway and containing 8.4 million rentable square feet of office and retail space, was 88.1% occupied at the end of the third quarter 2015. Percentage occupied was down 30 basis points from 88.4% at the end of the second quarter 2015, and down 110 basis points from 89.2% at the end of the third quarter 2014. Including SLNC, the Company’s same store portfolio was 91.1% leased at September 30, 2015.

The Company’s office portfolio (excluding the retail component of these properties), containing 9.4 million rentable square feet, was 87.0% occupied at the end of the third quarter 2015. On a same store basis, the office portfolio was 87.7% occupied, down 40 basis points from the end of the second quarter 2015, and down 130 basis points from the end of the third quarter 2014. Including SLNC, the Company’s office portfolio (excluding the retail component of these properties) was 89.7% leased at September 30, 2015.

The Manhattan office portfolio (excluding the retail component of these properties), containing 7.5 million rentable square feet was 85.4% occupied at the end of the third quarter 2015. On a same store basis, the Manhattan office portfolio was 85.9% occupied, down 50 basis points from the end of the second quarter 2015, and down 220 basis points from the end of the third quarter 2014. Including SLNC, the Company’s Manhattan office portfolio (excluding the retail component of these properties) was 88.4% leased at September 30, 2015.

The Company’s retail portfolio, containing approximately 724,000 rentable square feet, was 92.7% occupied at the end of the third quarter 2015. On a same store basis, the retail portfolio was 92.1% occupied, which compares to 92.2% at the end of the second quarter of 2015 and 92.1% at the end of the third quarter 2014. Including SLNC, the Company’s retail portfolio was 94.6% leased at September 30, 2015.

Leasing

For the three months ended September 30, 2015, the Company executed 67 leases within the total portfolio, comprising 338,477 rentable square feet. Total leasing volume included 65 office leases, comprising 335,904 rentable square feet, and two retail leases, comprising 2,573 rentable square feet.

On a blended basis, the 67 new, renewal and expansion leases signed within the total portfolio during the quarter had an average starting rental rate of $53.55 per rentable square foot, representing an increase of 34.5% over the prior in-place rent on a fully escalated basis.

On a blended basis, the 65 new, renewal and expansion office leases signed within the total portfolio during the quarter had an average starting rental rate of $51.89 per rentable square foot, representing an increase of 32.9% over the prior in-place rent on a fully escalated basis.

On a blended basis, the two new retail leases signed within the total portfolio during the quarter had an average starting rental rate of $269.80 per rentable square foot, representing an increase of 94.6% over the prior in-place rent on a fully escalated basis.

Leases signed in the Third Quarter 2015 for the Manhattan office portfolio

•	23 new leases comprising 232,198 rentable square feet, with an average starting rental rate of $55.84 per rentable square foot, representing an increase of 41.0% over the prior in-place rent on a fully escalated basis, and

•	26 renewal leases, comprising 50,402 rentable square feet, with an average starting rental rate of $52.68 per rentable square foot, representing an increase of 23.8% over the prior in-place rent on a fully escalated basis.

Empire State Building

The Company continues to renovate and lease the 2.8 million rentable square foot Empire State Building, its flagship property. At September 30, 2015, the Empire State Building was 83.7% occupied; including SLNC, the Empire State Building was 91.2% leased.

During the third quarter 2015, the Company executed nine office leases at the Empire State Building, representing 172,112 rentable square feet in the aggregate.

The Observatory revenue for the third quarter was $35.7 million, equal to the $35.7 million in the third quarter 2014. The Observatory hosted approximately 1.3 million visitors in the third quarter 2015 compared to 1.4 million visitors in the third quarter of 2014. In the third quarter of 2015, there were no bad weather days which fell on weekends. This compares to the third quarter 2014, in which there were two bad weather days which fell on a weekend. Observatory admissions were impacted by general tourism trends in Manhattan.

For the nine months ended September 30, 2015, the Observatory hosted 3.1 million visitors, compared to 3.3 million visitors for the same period in 2014. Observatory revenue was $84.5 million, a 1.4% increase from $83.4 million for the nine months ended September 30, 2014. For the nine months of 2015, there were 14 bad weather weekend days. This compares to the nine months of 2014, in which there were 11 bad weather weekend days.

Balance Sheet and Financial Transactions

As of September 30, 2015, the outstanding balance on the Company’s unsecured revolving credit facility was $20.0 million. The unsecured revolving credit facility has an accordion feature allowing for an increase in its maximum aggregate principal balance to $1.25 billion under certain circumstances.

During the quarter, the Company closed on a new seven year $265.0 million senior unsecured term loan facility. The facility is expandable by $100.0 million to $365.0 million under certain circumstances. The term loan matures on August 24, 2022. Interest is calculated at LIBOR plus 1.6% at September 30, 2015. Pursuant to a forward interest rate swap agreement, the Company effectively fixed LIBOR at 2.1485% beginning August 2017 through maturity for $265.0 million of the facility. The net proceeds were used to repay borrowings made under the Company’s unsecured revolving credit facility.

At September 30, 2015, the Company had total debt outstanding of approximately $1.6 billion, with a weighted average interest rate of 4.11% per annum, and a weighted average term to maturity of 5.7 years. At September 30, 2015, the Company had no debt maturing during 2015 and 2016. The Company’s consolidated debt to total market capitalization was approximately 26% as of September 30, 2015 and consolidated net debt to EBITDA was 5.0x.

Dividend

On September 30, 2015, the Company paid a dividend of $0.085 per share for the third quarter 2015 to holders of the Company’s Class A common stock and Class B common stock and to holders of the operating partnership’s Series ES, Series 250 and Series 60 operating partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR operating partnership units. The Company paid a dividend of $0.15 per unit for the third quarter 2015 to holders of the operating partnership’s private perpetual preferred units.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Thursday, October 29, 2015 at 8:30 am Eastern time.

The webcast will be available in the Investors section of the Company’s website at www.empirestaterealtytrust.com. To listen to a live broadcast, go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.

The conference call can be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers. A replay will be available shortly after the call and can be accessed by dialing 1-877-870-5176 for domestic callers or 1-858-384-5517 for international callers. The passcode for the replay is 13620670. A replay of the conference call will be available until November 5, 2015.

The Supplemental Report will be available prior to the conference call in the Investors section of the Company’s website, www.empirestaterealtytrust.com.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT), a leading real estate investment trust (REIT), owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building, the world’s most famous building. Headquartered in New York, New York, the Company’s office and retail portfolio covers 10.1 million rentable square feet, as of September 30, 2015, consisting of 9.4 million rentable square feet in 14 office properties, including nine in Manhattan, three in Fairfield County, Connecticut and two in Westchester County, New York; and approximately 724,000 rentable square feet in the retail portfolio.

Non-GAAP Financial Measures

The Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found on pages 11 and 12 of this release and in the Company’s supplemental report.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: changes in our industry, the real estate markets, either nationally or in Manhattan or the greater New York metropolitan area; resolution of the litigations and arbitration involving the company; reduced demand for office or retail space; general volatility of the capital and credit markets and the market price of our Class A common stock and our publicly-traded OP Units; changes in technology and market competition, which affect utilization of our broadcast or other facilities; changes in domestic or international tourism, including geopolitical events and currency exchange rates; defaults on, early terminations of, or non-renewal of leases by tenants; fluctuations in interest rates; declining real estate valuations and impairment charges; our failure to obtain necessary outside financing, including our unsecured revolving credit facility; decreased rental rates or increased vacancy rates; our failure to redevelop and reposition properties successfully or on the anticipated timeline or at the anticipated costs; difficulties in identifying properties to acquire and completing acquisitions; risks of real estate development (including our Metro Tower development site), including the cost of construction delays and cost overruns; and conflicts of interest affecting any of our senior management team.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2014, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact:

Investors

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@empirestaterealtytrust.com

Media

Brandy Bergman/Hugh Burns

Sard Verbinnen & Co.

(212) 687-8080

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Income

(unaudited and amounts in thousands, except per share data)

	Three Months Ended September 30,
	2015	2014
Revenues
Rental revenue	$110,903	$106,152
Tenant expense reimbursement	23,096	20,034
Observatory revenue	35,702	35,684
Construction revenue	—	5,804
Third-party management and other fees	618	561
Other revenue and fees	5,460	1,206

Total revenues	175,779	169,441

Operating expenses
Property operating expenses	41,664	38,291
Ground rent expenses	2,331	2,066
Marketing, general and administrative expenses	10,182	10,071
Observatory expenses	7,284	7,109
Construction expenses	—	6,095
Real estate taxes	23,613	21,870
Acquisition expenses	193	2,647
Depreciation and amortization	45,169	37,880

Total operating expenses	130,436	126,029

Total operating income	45,343	43,412
Interest expense	(16,680)	(17,674)

Income before income taxes	28,663	25,738
Income tax expense	(2,578)	(3,004)

Net income	26,085	22,734
Preferred unit distributions	(234)	(241)
Net income attributable to non-controlling interests	(14,631)	(14,171)

Net income attributable to common stockholders	$11,220	$8,322

Total weighted average shares
Basic	115,900	97,729

Diluted	265,873	263,041

Net income per share attributable to common stockholders
Basic	$0.10	$0.09

Diluted	$0.10	$0.09

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Income

(unaudited and amounts in thousands, except per share data)

	Nine Months Ended September 30,
	2015	2014
Revenues
Rental revenue	$333,827	$288,566
Tenant expense reimbursement	59,878	49,491
Observatory revenue	84,525	83,374
Construction revenue	1,981	33,730
Third-party management and other fees	1,658	1,925
Other revenue and fees	10,565	7,829

Total revenues	492,434	464,915

Operating expenses
Property operating expenses	122,051	109,300
Ground rent expenses	6,994	2,964
Marketing, general and administrative expenses	28,395	29,786
Observatory expenses	21,681	21,210
Construction expenses	3,222	33,173
Real estate taxes	69,543	58,429
Acquisition expenses	193	3,382
Depreciation and amortization	126,216	96,632

Total operating expenses	378,295	354,876

Total operating income	114,139	110,039
Interest expense	(50,298)	(46,640)

Income before income taxes	63,841	63,399
Income tax expense	(3,283)	(4,153)

Net income	60,558	59,246
Preferred unit distributions	(702)	(241)
Net income attributable to non-controlling interests	(34,378)	(36,480)

Net income attributable to common stockholders	$25,478	$22,525

Total weighted average shares
Basic	112,741	96,226

Diluted	265,868	250,696

Net income per share attributable to common stockholders
Basic	$0.23	$0.23

Diluted	$0.22	$0.23

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Three Months Ended September 30,
	2015	2014

Net income	$26,085	$22,734
Preferred unit distributions	(234)	(241)
Real estate depreciation and amortization	45,072	37,797

FFO attributable to common stockholders and non-controlling interests	70,923	60,290

Amortization of below-market ground leases	1,957	1,750

Modified FFO attributable to common stockholders and non-controlling interests	72,880	62,040

Acquisition break-up fee	(2,500)	—
Acquisition expenses	193	2,647
Private perpetual preferred exchange offering expenses	—	407

Core FFO attributable to common stockholders and non-controlling interests	$70,573	$65,094

Total weighted average shares
Basic	265,873	263,041

Diluted	265,873	263,041

FFO per share
Basic	$0.27	$0.23

Diluted	$0.27	$0.23

Modified FFO per share
Basic	$0.27	$0.24

Diluted	$0.27	$0.24

Core FFO per share
Basic	$0.27	$0.25

Diluted	$0.27	$0.25

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Nine Months Ended September 30,
	2015	2014

Net income	$60,558	$59,246
Preferred unit distributions	(702)	(241)
Real estate depreciation and amortization	125,847	96,405

FFO attributable to common stockholders and non-controlling interests	185,703	155,410

Amortization of below-market ground leases	5,873	2,602

Modified FFO attributable to common stockholders and non-controlling interests	191,576	158,012

Acquisition break-up fee	(2,500)	—
Deferred financing costs write-off	1,749	—
Construction severance expenses, net of taxes	480	—
Acquisition expenses	193	3,382
Gain on settlement of lawsuit related to the Observatory, net of income taxes	—	(540)
Private perpetual preferred exchange offering expenses	—	1,357

Core FFO attributable to common stockholders and non-controlling interests	$191,498	$162,211

Total weighted average shares
Basic	265,868	250,696

Diluted	265,868	250,696

FFO per share
Basic	$0.70	$0.62

Diluted	$0.70	$0.62

Modified FFO per share
Basic	$0.72	$0.63

Diluted	$0.72	$0.63

Core FFO per share
Basic	$0.72	$0.65

Diluted	$0.72	$0.65

Empire State Realty Trust, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands)

	September 30, 2015	December 31, 2014
Assets
Commercial real estate properties, at cost	$2,244,862	$2,139,863
Less: accumulated depreciation	(445,549)	(377,552)

Commercial real estate properties, net	1,799,313	1,762,311
Cash and cash equivalents	46,388	45,732
Restricted cash	64,899	60,273
Tenant and other receivables	32,406	23,745
Deferred rent receivables	116,208	102,104
Prepaid expenses and other assets	33,759	48,504
Deferred costs, net	338,466	370,460
Acquired below market ground leases, net	385,849	391,887
Goodwill	491,479	491,479

Total assets	$3,308,767	$3,296,495

Liabilities and equity
Mortgage notes payable	$754,738	$903,985
Senior unsecured notes	589,670	237,667
Unsecured term loan facility	265,000	—
Unsecured revolving credit facility	20,000	—
Term loan and credit facility	—	470,000
Accounts payable and accrued expenses	106,699	96,563
Acquired below market leases, net	112,312	138,859
Deferred revenue and other liabilities	38,066	27,876
Tenants’ security deposits	49,672	40,448

Total liabilities	1,936,157	1,915,398
Total equity	1,372,610	1,381,097

Total liabilities and equity	$3,308,767	$3,296,495